UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2007

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2007 (the "Closing Date"), Meade Instruments Corp. ("Meade") entered into a Purchase Agreement (the "Purchase Agreement") with five institutional investors (the "Investors") pursuant to which the Investors purchased in a private placement 3,157,895 shares of Meade common stock, par value $0.01 (the "Common Shares"), at a purchase price of $1.90 per share. However, three Investors (the "Hummingbird Investors") controlled by a director of Meade, Paul D. Sonkin, through his management and control of Hummingbird Capital, LLC, the general partner of the Hummingbird Investors, purchased in the aggregate 526,316 of the Common Shares and paid a purchase price of $2.00 per share in accordance with Nasdaq’s rules. Prior to the sale of the Common Shares, Mr. Sonkin beneficially owned approximately 15.6% of Meade’s common stock. Gross proceeds from the sale of the Common Shares were approximately $6.1 million. The specific Investors and the number of Common Shares that each Investor purchased is set forth on the signature pages of the Purchase Agreement which is filed herewith as Exhibit 10.92 and incorporated herein. The cash proceeds from the offering will be used for general working capital purposes.

In connection with entering into the Purchase Agreement, on August 24, 2007, Meade also entered into a Registration Rights Agreement with the Investors (the "Registration Rights Agreement"). The Registration Rights Agreement provides that Meade will file a registration statement with the Securities and Exchange Commission (the "Commission") covering the resale of the Common Shares within 30 days after the Closing Date (the "Filing Deadline"). If the registration statement is not filed with the Commission by the Filing Deadline, Meade must pay the Investors 1.5% of the aggregate purchase price of the Common Shares for each 30 day period (or portion thereof) for which no registration statement is filed. If the registration statement is not declared effective by the Commission within 120 days after the Closing Date, Meade must pay the Investors 1.5% of the aggregate purchase price of the Common Shares for each 30 day period (or portion thereof) for which no registration statement is declared effective. If the registration statement is declared effective by the Commission and after such effectiveness, subject to certain exceptions, sales cannot be made pursuant to the registration statement, Meade must pay the Investors 1.5% of the aggregate purchase price of the Common Shares for each 30 day period (or portion thereof) during which sales under the registration statement are not permitted. The Registration Rights Agreement is filed herewith as Exhibit 4.5 and is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8 K, on August 24, 2007, Meade entered into a Purchase Agreement with five Investors pursuant to which the Investors purchased in a private placement an aggregate of 3,157,895 Common Shares for gross proceeds of $6.1 million; the Investors paid a purchase price of $1.90 per share, except that the Hummingbird Investors paid a purchase price of $2.00 per share.

Exemption from the registration provisions of the Securities Act of 1933, as amended, for the transaction described above is claimed under Section 4(2) of the Securities Act of 1933, as amended, among others, on the basis that such transactions did not involve any public offering and the purchasers were accredited investors and had access to the kind of information registration would provide. Appropriate investment representations were obtained, and the securities were issued with restricted securities legends.

Item 8.01 Other Events.

On August 27, 2007, the Company issued a press release announcing matters described in Item 1.01 of this Current Report on Form 8 K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.5 Registration Rights Agreement dated August 24, 2007 by and among Meade Instruments Corp. and the Investors listed therein.

10.92 Purchase Agreement dated August 24, 2007 by and among Meade Instruments Corp. and the Investors listed therein.

99.1 Press Release dated August 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

August 29, 2007	By:	Paul E. Ross

Name: Paul E. Ross
Title: Senior Vice President – Finance and CFO

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Exhibit Index

Exhibit No.	Description

4.5	Registration Rights Agreement dated August 24, 2007 by and among Meade Instruments Corp. and the Investors listed therein.
10.99	Purchase Agreement dated August 24, 2007 by and among Meade Instruments Corp. and the Investors listed therein.
99.1	Press Release dated August 27, 2007.